Exhibit 32.0

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Principal Accounting Officer of Scout Exploration, Inc. (the “Company”), hereby certifies that, to his knowledge on the date of this certification:

1.    The annual report of the Company for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2006

By: __/s/ Kathleen Scalzo__________________
Name:  Kathleen Scalzo
Title: President and Chief Executive Officer
Treasurer and Principal Accounting Officer